Exhibit 99.1

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED BALANCE SHEET
(UNAUDITED)
AUGUST 31, 2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,241,723
Short-term investments	690,180
Trade accounts receivable, net	2,621,309
Inventory, net	4,770,208
Prepaid expenses and other	45,507

Total current assets	9,368,927
LEASE EQUIPMENT, net	163,674
PROPERTY AND EQUIPMENT, net	2,980,485
GOODWILL AND OTHER INTANGIBLES	550,000
OTHER ASSETS	18,551

Total assets	$13,081,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$77,877
Line of credit	850,000
Accounts payable and accrued liabilities	2,963,398
Dividends payable	247,850

Total current liabilities	4,139,125
LONG-TERM DEBT, less current portion	1,338,231
STOCKHOLDERS’ EQUITY:
Common stock, 200,000 shares authorized, par value $0.01; 100,000 shares issued and outstanding	1,000
Retained earnings	7,603,281

Total stockholders’ equity	7,604,281

Total liabilities and stockholders’ equity	$13,081,637

See accompanying note to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
(UNAUDITED)

	FOR THE EIGHT MONTHS
	ENDING AUGUST 31,
	2004	2003
REVENUE:
Sales, net	$12,856,398	$6,347,844
Service and maintenance income	200,569	88,482
Leasing income and interest	63,600	63,600

Total revenue	13,120,567	6,499,926
COSTS OF REVENUE:
Cost of sales	9,778,279	4,704,023
Cost of service and maintenance	49,312	13,422

Total costs of revenue	9,827,591	4,717,445

GROSS PROFIT	3,292,976	1,782,481
OPERATING EXPENSES:
Selling expenses	119,110	149,255
General and administrative	981,809	773,259
Depreciation and amortization	166,797	167,765

Total operating expenses	1,267,716	1,090,279

INCOME FROM OPERATIONS	2,025,260	692,202
OTHER INCOME (EXPENSE):
Interest income	15,980	23,232
Interest expense	(65,629)	(72,644)
Other income (expense)	(13,982)	6,523

Total other expense	(63,631)	(42,889)

NET INCOME	$1,961,629	$649,313

RETAINED EARNINGS, BEGINNING OF PERIOD	$5,946,437	$5,377,882
NET INCOME	1,961,629	649,313
DISTRIBUTIONS	(304,785)	(221,034)

RETAINED EARNINGS, END OF PERIOD	$7,603,281	$5,806,161

NET INCOME PER COMMON SHARE:
Basic and diluted	$19.62	$6.49

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	100,000	100,000

See accompanying note to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE EIGHT MONTHS
	ENDING AUGUST 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,961,629	$649,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	166,797	167,765
Changes in current assets:
Trade and other receivables	(1,304,987)	640,140
Inventory	(2,740,849)	(442,524)
Prepaid expenses and other	27,778	104,064
Changes in current liabilities:
Accounts payable and accrued liabilities	2,264,819	477,117
Changes in other assets	422	15,806

Net cash provided by operating activities	375,609	1,611,681
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(184,147)	(156,476)
Acquisition of remaining interest in CIP	(550,000)	—
Purchase of short-term investments	(6,580)	(14,343)

Net cash used in investing activities	(740,727)	(170,819)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	850,000	—
Repayments of long-term debt	(63,463)	(111,948)
Dividends on common stock	(118,679)	(221,034)
Change in due to/from stockholder	(28,995)	40,000

Net cash provided by (used in) financing activities	638,863	(292,982)
NET CHANGE IN CASH	273,745	1,147,880
CASH, beginning of year	967,978	353,129

CASH, end of year	$1,241,723	$1,501,009

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$65,629	$72,644

Non-cash distribution	$186,106	$—

See accompanying note to these consolidated financial statements.

SCREW COMPRESSION SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Unaudited information

The consolidated balance sheet as of August 31, 2004 and the consolidated income statements for the eight months ending August 31, 2004 and 2003 were taken from the Company’s books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal accruals) which are necessary to properly reflect the consolidated financial position of the Company as of August 31, 2004 and the results of operations for the eight months ending August 31, 2004 and 2003. These unaudited consolidated financial statements should be read in conjunction with the December 31, 2003 and 2002 financial statements of Screw Compression Systems, Inc. included in this Form 8-k/A.

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